UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :  March 23, 2005

Union Pacific Corporation
(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On March 23, 2005, the registrant, Union Pacific Corporation (the Company), entered into a $1,000,000,000 5-year revolving credit facility with a syndicate of financial institutions. The Facility replaced an existing $1,000,000,000 364-day revolving facility, which expired on March 23, 2005. The Company also has an existing $1,000,000,000 5-year revolving credit facility, dated March 24, 2004. The Company has not previously made any borrowings under these facilities and has no present plans to make any such borrowings under either of the facilities, which are designated for general corporate purposes, including support of the Company’s issuance of commercial paper. The foregoing description of the facilities is not complete and is qualified in its entirety by reference to the actual credit agreements, which are attached to this report as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1 $1,000,000,000 5-Year Revolving Credit Agreement, dated March 23, 2005

99.2 $1,000,000,000 5-Year Revolving Credit Agreement, dated March 24, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 29, 2005

UNION PACIFIC CORPORATION
By:	/s/ Robert M. Knight, Jr.
Robert M. Knight, Jr.
Executive Vice President – Finance and Chief Financial Officer